Number *0*                                                      Common Stock *0*

                                    SEE REVERSE FOR IMPORTANT
                                    NOTICE ON TRANSFER RESTRICTIONS
                                    AND OTHER INFORMATION

                   [LOGO OF NORTHSTAR REALTY FINANCE CORP. ]   CUSIP 66704R 10 0
                                                               -----------------

              Incorporated Under the Laws of the State of Maryland

               This Certificate is Transferable in New York, N.Y.

         THIS CERTIFIES THAT **Specimen**

is the owner of **Zero (0)**

fully paid and nonassessable shares of Common Stock, .01 par value per share, of

                         NorthStar Realty Finance Corp.

transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter and the Bylaws of the Corporation, as amended, to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED: __________________

/s/ Mark E. Chertok                                 /s/ David T. Hamamoto(SEAL)
Treasurer                                           President

Countersigned and Registered:
AMERICAN STOCK TRANSFER & TRUST COMPANY (New York, N.Y.)
 Transfer Agent and Registrar

By:___________________________
   Authorized Officer

                                IMPORTANT NOTICE

         The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the
Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the
Corporation is authorized to issue any preferred or special class in series, (i)
the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

         The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation's maintenance of its status as a Real Estate
Investment Trust under the Internal Revenue Code of 1986, as amended (the
"Code") and for certain other purposes under the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i)
no Person may Beneficially or Constructively Own shares of the Corporation's
Common Stock in excess of 9.8 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an
Excepted Holder (in which case the Excepted Holder Limit shall be applicable);
(ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8 percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted
Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no
Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (iv) no Person may
Transfer shares of Capital Stock if such Transfer would result in the Capital
Stock of the Corporation being owned by fewer than 100 Persons; and (v) no
Person may Beneficially Own shares of Capital Stock that would result in 25% or more of any class of the Equity Stock being Beneficially Owned by one or more
ERISA Investors until such class qualifies as "publicly offered securities"
within the meaning of Section 2510.3-101 of the regulations of the Department of
Labor or until another exception to such regulation applies. Any Person who
Beneficially or Constructively Owns or attempts to Beneficially or
Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of
Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries, except if the Beneficial or Constructive Owner of such Capital Stock is an ERISA Investor.
A Transfer to an ERISA Investor who attempts to Beneficially or Constructively
Own shares of Capital Stock which causes or will cause such ERISA Investor to
Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations shall be void ab initio to the extent that such limitation is exceeded. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of
Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal
Office.

          KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
       OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
             CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM    -  as tenants in common                    UNIF GIFT MIN ACT _____________________ Custodian
         TEN ENT    -  as tenants by the entireties                           (Custodian)              (Minor)
         JT TEN     -  as joint tenants with right of                          under Uniform Gifts to Minors Act of
                       survivorship and not as tenants
                       in common                                                ___________________________
                                                                                (State)

     Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, ________________________ HEREBY SELLS, ASSIGNS AND
TRANSFERS UNTO PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE ___________________
________________________________________________________________________________
(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)
____________________________ (______________) shares of Common Stock of the
Corporation represented by this Certificate and do hereby irrevocably constitute and appoint ________________________________ attorney to transfer the said shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.

Dated _______________________       ____________________________________________
                                    NOTICE: The Signature To This Assignment
                                    Must Correspond With The Name As Written
                                    Upon The Face Of The Certificate In Every
                                    Particular, Without Alteration Or
                                    Enlargement Or Any Change Whatever.